UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 19, 2006
MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

4742 N. 24th Street, Suite 455 Phoenix, Arizona	85016

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
NONE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
Item 8.01	Other Events
As previously reported, Matrixx Initiatives, Inc. (“Matrixx” or the “Company”) is named as a defendant in multiple product liability lawsuits alleging that the Company’s Zicam® Cold Remedy product caused the permanent loss or diminution of the sense of smell or smell and taste of various individuals. See “Product Liability Matters” in Note 7 of Notes to Condensed Consolidated Financial Statements in the Company’s Report on Form 10-Q for the fiscal quarter ended September 30, 2005. As of January 18, 2006, there were 49 different lawsuits pending against the Company covering approximately 400 individuals.
On January 19, 2006, Matrixx entered into an agreement to settle claims made by most of the plaintiffs in the Arizona consolidated litigation against the Company, which litigation covers approximately 90% of all plaintiffs in all Zicam Cold Remedy product liability lawsuits against the Company. The settlement documents will acknowledge that Matrixx has denied and continues to deny any liability to the plaintiffs. Under the terms of the settlement agreement, and assuming full participation of those plaintiffs eligible to participate in the settlement program, all but 22 of the plaintiffs in the Arizona consolidated litigation will dismiss their claims with prejudice and release such claims against the Company in return for participating in a voluntary settlement program. The 22 remaining plaintiffs are ineligible to participate in the settlement program, most of them because their claims are based on usage of the Zicam Cold Remedy nasal swab product.
Matrixx will pay $11.9 million to fund awards to be made under the program. In addition, Matrixx will pay $100,000 to cover the administration of the program by plaintiffs’ counsel. In order for the settlement program to become active, at least 95% of the plaintiffs eligible to participate in the settlement program must deliver a written release of their claims against Matrixx by April 3, 2006. The $11.9 million settlement program amount will be funded by Matrixx in two equal installments, with the first installment to be paid in January 2006 and the second installment to be paid in February 2006. The $100,000 administration fee will be paid with the first installment. These amounts will be held in an escrow account until the settlement program is completed. If the above-noted 95% plaintiff participation threshold is not reached by April 3, 2006, Matrixx may terminate the settlement program and have the escrowed $12 million repaid to it.
Matrixx expects approximately 40% of the total $12 million settlement program cost will be covered by insurance, although discussions are continuing with the Company’s insurance carriers about the exact amount of insurance contributions to the settlement cost. The Company expects that it will have sufficient cash on hand to fund the installment payments.
Matrixx expects to incur a charge of approximately $4.3 million (after tax) for the fourth quarter of 2005 to cover the portion of the settlement program costs not expected to be covered by insurance. As noted above, the exact amount of insurance contributions to the settlement has not been determined. In addition, the Company expects to establish a reserve to cover potential liability arising from the remaining Zicam Cold Remedy product liability lawsuits (discussed below). This reserve amount will be determined in connection with the Company’s preparation of its 2005 annual financial statement and will be reflected as an additional charge to fourth quarter 2005 earnings. The Company’s updated revenue and earnings guidance released on December 13, 2005 remains unchanged, subject to the impact of the above-noted fiscal fourth quarter earnings charges.
Assuming the full dismissal of all claims of those plaintiffs eligible to participate in the settlement program in Arizona and the expected settlement and dismissal of certain other cases which the Company expects to complete in the near future, there will remain pending against Matrixx 32 Zicam Cold Remedy product liability lawsuits covering 39 plaintiffs outside of Arizona and cases involving the above-noted 22 plaintiffs in Arizona. It is possible that new Zicam Cold Remedy product liability lawsuits may be filed against the Company. Matrixx intends to continue to vigorously defend itself in the remaining cases and in any new cases that may arise.

A copy of the settlement agreement is attached as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference. A copy of the Company’s press release announcing the settlement is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.
Forward-Looking Statements Disclaimer: This Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “intend,” “plan,” “anticipate,” and other similar statements of expectation identify forward-looking statements and include statements regarding: (i) the Company’s expectation of settling the Zicam Cold Remedy product liability litigation described above; (ii) the Company’s expected payment of $12 million in settlement costs for the litigation being settled; (iii) the Company’s expectation that insurance will cover approximately 40% of the $12 million in settlement costs; (iv) the Company’s expectation that it will have sufficient cash on hand to fund the installment payments under the settlement program; (v) the Company’s expected establishment of a reserve to cover potential liability arising from the remaining Zicam Cold Remedy product liability lawsuits; (vi) the Company’s expectation of incurring charges against fourth quarter 2005 earnings in respect of non-insured settlement costs and the establishment of reserves for remaining Zicam Cold Remedy product liability lawsuits; (vii) the possibility that new Zicam Cold Remedy product liability lawsuits may arise in the future; and (viii) the Company’s intention to continue to vigorously defend itself in the remaining Zicam Cold Remedy product liability lawsuits and in any new product liability lawsuits that may arise. These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties, many of which cannot be predicted or quantified and are beyond the Company’s control. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include the failure of a sufficient number of plaintiff parties to the above-noted settlement agreement to participate in the settlement program covered by such agreement, the refusal of the Company’s insurers to fund the settlement program costs in the manner expected by the Company, changes to the Company’s cash flows, changes in how the Company determines to expense the non-insured settlement costs and reserves for remaining and new Zicam Cold Remedy product liability lawsuits, and changes in how the Company determines to handle the remaining and new Zicam Cold Remedy product liability lawsuits. Other factors that could cause actual results to differ materially from the Company’s expectations are described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, under the heading “Risk Factors”, filed pursuant to the Securities Exchange Act of 1934. The Company does not undertake, and it specifically disclaims, any obligation to publicly update or revise any forward-looking statement referred to above, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	Settlement Agreement.

99.1	Press Release entitled “Matrixx Initiatives, Inc. Resolves Arizona Litigation”

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
Executive Vice President, Chief Financial Officer and Treasurer

Date: January 19, 2006